Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-249852) pertaining to the 2020 Stock Option and Grant Plan and 2020 Equity Incentive Plan of Damora Therapeutics, Inc.,

(2)	Registration Statement (Form S-8 No. 333-254805) pertaining to the 2020 Equity Incentive Plan of Damora Therapeutics, Inc.,

(3)	Registration Statement (Form S-8 No. 333-262823) pertaining to the 2020 Equity Incentive Plan of Damora Therapeutics, Inc.,

(4)	Registration Statement (Form S-8 No. 333-270380) pertaining to the 2020 Equity Incentive Plan and 2022 Inducement Plan of Damora Therapeutics, Inc.,

(5)	Registration Statement (Form S-8 No. 333-277792) pertaining to the 2020 Equity Incentive Plan of Damora Therapeutics, Inc.,

(6)	Registration Statement (Form S-8 No. 333-285920) pertaining to the 2020 Equity Incentive Plan of Damora Therapeutics, Inc.,

(7)	Registration Statement (Form S-8 No. 333-292564) pertaining to the 2022 Inducement Plan of Damora Therapeutics, Inc., and

(8)	Registration Statement (Form S-8 No. 333-294492) pertaining to the 2026 Equity Incentive Plan, 2026 Employee Stock Purchase Plan and 2025 Equity Incentive Plan of Damora Therapeutics, Inc.

of our report dated March 19, 2026, with respect to the consolidated financial statements of Damora Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

August 10, 2026